UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant    ☑

Filed by a Party other than the Registrant    ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to §240.14a-12

PAETEC Holding Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials:

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(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

PAETEC Receives Early Termination of HSR Waiting Period

For Acquisition by Windstream

FAIRPORT, N.Y. – August 30, 2011 – PAETEC Holding Corp. (NASDAQ: PAET) announced today that it has received notice from the United States Federal Trade Commission of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with the previously announced acquisition of PAETEC by Windstream Corporation (NASDAQ: WIN). The transaction remains subject to other customary closing conditions, including approval by PAETEC stockholders.

About PAETEC

PAETEC (NASDAQ GS: PAET) is personalizing communications and energy solutions in 86 of the top 100 metropolitan areas across the United States. We offer a comprehensive suite of network services (voice, data and fiber solutions), as well as managed services, cloud and data center services, software and technology, and energy services. For more information, visit www.paetec.com.

Additional Information

This communication relates to the proposed merger transaction pursuant to the terms of the Agreement and Plan of Merger, dated as of July 31, 2011, among PAETEC Holding Corp. (“PAETEC”), Windstream Corporation (“Windstream”) and Peach Merger Sub, Inc., a wholly-owned subsidiary of Windstream.

Windstream has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 in connection with the proposed merger transaction that includes the preliminary proxy statement of PAETEC, which also constitutes a prospectus of Windstream. PAETEC will send to its shareholders the definitive proxy statement/prospectus regarding the proposed merger transaction when it becomes available. PAETEC urges investors and security holders to read the proxy statement/prospectus (including all amendments and supplements to it) and other documents relating to the merger transaction, because they contain important information about PAETEC, Windstream and the proposed transaction. Investors and security holders may obtain a free copy of the Form S-4 and the preliminary proxy statement/prospectus and other documents relating to the merger transaction from the SEC’s website at www.sec.gov, PAETEC’s website at www.paetec.com and Windstream’s website at www.windstream.com. In addition, copies of the preliminary proxy statement/prospectus and such other documents may be obtained from PAETEC free of charge by directing a request to PAETEC Holding Corp., One PAETEC Plaza, Fairport, New York 14450, Attn: Investor Relations, telephone: (585) 340-2500.

Certain Information Regarding Participants

PAETEC and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from PAETEC’s shareholders with respect to the proposed merger transaction. Security holders may obtain information regarding the names, affiliations and interests of such individuals in the proposed merger transaction in the preliminary proxy statement/prospectus that was included in the registration statement on Form S-4 filed by Windstream on August 30, 2011. Copies of the Form S-4 and the preliminary proxy statement/prospectus may be obtained free of charge from the SEC’s website at www.sec.gov, PAETEC’s website at www.paetec.com and Windstream’s website at www.windstream.com. In addition, copies of the preliminary proxy statement/prospectus and such other documents may be obtained from PAETEC free of charge at the address set forth in the previous paragraph.

PAETEC Media Contact Chris Muller (585) 340-8218 chris.muller@paetec.com	PAETEC Investor Contact Pete Connoy (585) 340-2649 peter.connoy@paetec.com

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